DIRECTOR'S AGREEMENT

      This Director's Agreement (this "Agreement") is made and entered into as of the 23rd day of August, 2004, (the "Effective Date"), by and between Brian Rodriquez (hereinafter referred to as "Director") and PharmaFrontiers Corp. ("PharmaFrontiers").

                                   WITNESSETH:

      WHEREAS, the shareholders of PharmaFrontiers wish to elect Director to serve on the Board of Directors (the "Board") of PharmaFrontiers, and Director has agreed to serve at the pleasure of the shareholders and on the terms and conditions below; and

      WHEREAS,   PharmaFrontiers'   success   requires  the  protection  of  its
intellectual property, proprietary information and goodwill;

      NOW, THEREFORE, the parties hereto, intending to be legally bound. agree as follows:

1.    Appointment as Director

      PharmaFrontiers shall appoint Director to the Board of PharmaFrontiers at the next meeting of the Board, and, upon such appointment, Director agrees that Director will devote the amount of time, skill, and efforts during the term of this Agreement to the affairs of PharmaFrontiers as may be reasonably requested and required of Director and in accordance with the dudes and obligations imposed upon directors of corporations by applicable law.

2.    Compensation

      As compensation for serving as a member of the Board of PharmaFrontiers, PharmaFrontiers agrees upon the execution and delivery of this Agreement to PharmaFrontiers, to issue to Director an option for 80,000 shares of the common stock of PharmaFrontiers. The Option Exercise Price per share: shall initially be $10.00, and reduced to equal the weighted average gross offering price of shares of Common Stock issued in equity financings by the Company on or after August 1, 2004 resulting in gross proceeds raised by the Company of at least $5 million in one or more series of transactions of Common Stock or Common Stock equivalents if such weighted average offering price is less than $10.00; however, in no event shall the exercise price be lower than $5.00. The Expiration date for vesting: August 20, 2009. The Expiration date for exercising vested Options: August 20, 2009. In addition, PharmaFrontiers will pay Director the sum of $15,000 annually paid semi-monthly for each year the Director serves as a Director of PharmaFrontiers, which shall compensate Director for his expenses in attending and participating in meetings of the Board. All compensation paid Director shall be subject to such payroll and withholding deductions as may be required by law or the policies of PharmaFrontiers.

3.    Confidential and Proprietary Information; Documents

      3.1 PharmaFrontiers shall provide Director with information deemed secret and confidential by PharmaFrontiers. Such secret or confidential information or know-how of PharmaFrontiers (referred to collectively as "Confidential Information") shall include, without limitation, the following: the status and plans for research and development; materials, cells, tissues, and other biological samples and specimens; cell banking methods, apparatus, and services; pending and planned patent applications (until published by the Patent Office); invention disclosures; research and technical data and information; methods of creating, preparing, and using stem cells and other biological materials; license, sublicense, and other information; contributor information; strategies, costs, prices, uses, applications of products and services; results of and data from investigations or experiments; all apparatus, products, processes, compositions, samples, formulas, computer programs, pricing policy, financial information, and methods of doing business; policy and/or procedure manuals, training and recruiting procedures; accounting procedures; the status and content of PharmaFrontiers' contracts with its contributors, clients, and customers; PharmaFrontiers' business philosophy, and servicing methods and techniques; all at any time used, developed, or investigated by PharmaFrontiers, before or during the term of this Agreement, which are not generally available to the public or which are maintained as confidential by PharmaFrontiers.

      3.2 Director recognizes and acknowledges that Director will have access to certain information of PharmaFrontiers that is confidential and proprietary and constitutes valuable and unique property of PharmaFrontiers. Director agrees that Director will not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of Director's duties on behalf of PharmaFrontiers, its successors, assigns or nominees, or as required by the order of any tribunal having jurisdiction or by mandatory provisions of applicable law, any Confidential Information or know-how of PharmaFrontiers without the prior written consent of the Board of PharmaFrontiers. Director further agrees to maintain in confidence any confidential information of third parties received as a result of Director's relationship with PharmaFrontiers.

      3.3 Director further agrees to deliver to PharmaFrontiers promptly after his resignation, removal or failure to be nominated or elected as a member of the Board, all biological materials correspondence, memoranda, notes, records, drawings, sketches, plans, customer, client and/or contributor lists, product compositions, or other documents and all copies thereof (all of which are hereafter referred to as the "Documents"), made, composed or received by Director, solely or jointly with others, and which are in Director's possession, custody, or control at such date and which are related in any manner to the past, present, or anticipated business of PharmaFrontiers.

      3.4 Director further agrees that Director will not, during the term of this Agreement, and on behalf of PharmaFrontiers accept or agree to receive from persons not employed by PharmaFrontiers, any confidential information not belonging to PharmaFrontiers, unless prior to such receipt or acceptance a valid agreement has been executed between PharmaFrontiers and the disclosing party that states that PharmaFrontiers will not be in a confidential relationship with the disclosing party. Director further agrees that Director will not use in violation of any confidentiality obligation binding upon Director any confidential information belonging to Director's employer or any former employer, or any other third parties.

      3.5 In the event of a breach or threatened breach of any of the provisions of Section 4, or an breach by Director of his fiduciary obligation to PharmaFrontiers and its shareholders, PharmaFrontiers shall be entitled to an injunction ordering the return of such Documents and any and all copies thereof and restraining Director from using or disclosing, for Director's benefit or the benefit of others, in whole or in part, any Confidential Information, including but not limited to the Confidential Information which such Documents contain, constitute, or embody. Director further agrees that any breach or threatened breach of any of the provisions of Section 4 would cause irreparable injury to PharmaFrontiers for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting PharmaFrontiers from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

      4.    Noncompetition/No-Hire Agreement

      4.1 Director  agrees that,  from the Effective  Date until a period of one
(l) year following the date of his resignation removal or failure to be nominated or elected as a member of the Board, (the "Noncompetition Period"), Director will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, director, or in any other individual or representative capacity, engage or participate in any "Competitive Business" anywhere in the United States of America, Canada or the European Union (the "Noncompetition Territory"). As used herein, a "Competitive Business" is defined as any business, including those relating to stern cells or cell banking, which provides the same or substantially the same products, services or licenses to intellectual property rights, in whole or in part, as are provided by PharmaFrontiers during the term of this Agreement.

      4.2 Director further agrees that during the Noncompetition Period and within the Noncompetition Territory Director will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, director, or in any other individual or representative capacity, call on, solicit, recruit, or attempt to call on, solicit, or recruit, or attempt to hire any of the employees of PharmaFrontiers, regardless of whether for the benefit of the Director or for any other person, firm, or corporation.

      4.3 Director shall not during the Noncompetition Period and within the Noncompetition Territory, either directly or indirectly (i) make known to any Competitive Business the names and addresses of any of PharmaFrontiers' customers or contacts or any other information pertaining to such persons or businesses or (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of the customers of PharmaFrontiers with whom Director became acquainted during Director's service as a member of PharmaFrontiers'
Board, regardless of whether for the benefit of the Director or for any other person, firm or corporation.

      4.4 Director agrees that this Section is ancillary to this Agreement, and Director acknowledges that the consideration given by PharmaFrontiers for this Agreement includes PharmaFrontiers' agreement to provide to the Director access to the Confidential Information. Further, the existence of any claim or cause of action of Director against PharmaFrontiers or any officer, director, or employee of PharmaFrontiers, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by PharmaFrontiers of Director's covenants contained in this Agreement. In addition, this Agreement shall continue to be binding upon Director in accordance with its terms, notwithstanding the termination of this Agreement.


      4.5 Director agrees that Director's breach or violation, or threat thereof, of this covenant not to compete shall entitle PharmaFrontiers, as a matter of right, to an injunction without the necessity of posting bond, issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which PharmaFrontiers may show itself justly entitled. Further, during any period in which Director is in breach of this covenant not to compete, the time period of this covenant shall be extended for an amount of time that Director is in breach.

      5.    Inventions and Other Intellectual Property

      5.1 Director agrees to hold in complete trust for the benefit of PharmaFrontiers, and to disclose and fully to PharmaFrontiers in writing, and hereby assigns, and binds Director's heirs, executors, administrators, and all legal representatives to assign, to PharmaFrontiers any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, biological materials, and other developments (all of the above are collectively referred to as the "Developments") conceived, made, discovered or developed by him, solely or jointly with others, during the term of this Agreement, whether during or outside of usual wet-king hours and whether on PharmaFrontiers' premises or not, which relate in any manner to the past, present or anticipated business of
PharmaFrontiers. The parties agree that, if Director is an inventor as determined by U.S. patent law for any invention, Director shall be named as an inventor in connection with any patent application therefore. Any and all such Developments shall be the sole and exclusive property of PharmaFrontiers, whether patentable, copyrightable, or neither, and Director agrees that Director will assist and fully cooperate in every way, at PharmaFrontiers' expense, in securing, maintaining, and enforcing, for the benefit of PharmaFrontiers or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries. Director acknowledges and agrees that any and all such Developments conceived, created, or authored by him is a "work made for hire," as defined by the federal copyright laws, and therefore all copyrights in and to such works are and will be owned by PharmaFrontiers. To the extent that Director authors any copyrightable work in any medium during the term of this Agreement which relates or pertains in any way to PharmaFrontiers or any of the operations or activities of either and which was is held not a work made for hire. Director hereby assigns all right. title, and interest, including but not limited to all rights of copyright, in and to such works to PharmaFrontiers. Within six months following the termination of this Agreement, and without limiting the generality of the foregoing, any Development of the Director relating to any PharmaFrontiers subject matter on which Director worked or was informed during the term of this Agreement shall be conclusively presumed to have been conceived and made prior to the termination of this Agreement (unless the Director clearly proves that such Development was conceived and made following the termination of this Agreement), and shall accordingly belong, and be assigned to PharmaFrontiers and shall be subject to this Agreement.

      5.2 Without limiting the foregoing, Director agrees at the request of PharmaFrontiers (but without additional compensation from PharmaFrontiers during Director's employment by PharmaFrontiers) to execute any and all papers and perform all lawful acts which PharmaFrontiers deems necessary for the preparation, filing, prosecution, and maintenance of applications for United States and foreign letters patent or for United States and foreign copyrights, on the Developments, and to execute such instruments as are necessary or convenient to assign to PharmaFrontiers, its successors, assigns or nominees, all of the Director's right, title, and interest in the Developments and the like, so as to establish, maintain or perfect, in PharmaFrontiers, its successors, assigns or nominees, the entire right, title, and interest to the Developments, and also to execute any instruments necessary or which PharmaFrontiers may deem desirable it connection with any continuation, renewal or reissue thereof, or in the conduct of any proceedings or litigation in regard thereto.

      5.3 All expenses incurred by the Director by reason of the performance of any of the obligations set forth in this Section on Inventions shall be borne by PharmaFrontiers. Should the Director's assistance be requested by PharmaFrontiers after termination of this Agreement, PharmaFrontiers would compensate the Director at a reasonable rate.

      6.    Conflicts of Interest

      6.1 In keeping with Director's fiduciary duties to PharmaFrontiers, Director agrees that Director shall not, directly or indirectly, become involved in any conflict of interest, or upon discovery thereof, allow such a conflict to continue. Moreover, Director agrees that Director shall promptly disclose to the Board of PharmaFrontiers any facts which might involve any reasonable possibility of a conflict of interest as PharmaFrontiers is currently and in the future configured and practicing business. Director shall maintain the highest standards of conduct, and shall not do anything likely to injure the reputation or goodwill of PharmaFrontiers, or embarrass or otherwise generate adverse publicity for or bring unwanted attention to PharmaFrontiers.

      6.2 It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect PharmaFrontiers or any of its subsidiaries or affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Director would or might arise, and which should be reported immediately by Director to an officer of PharmaFrontiers, include, without limitation, the following: (a) ownership of a material interest in, acting in any capacity for, or accepting directly or indirectly  any  payments,  services  or  loans  from  a  supplier,  contractor, subcontractor, customer or other entity with which PharmaFrontiers does business; (b) misuse of information or facilities to which Director has access in a manner which will be detrimental to PharmaFrontiers' interest; (c) disclosure or other misuse of information of any kind obtained through the Director's connection with PharmaFrontiers; (d) acquiring or trading in, directly or indirectly, other properties or interests connected with the design, manufacture or marketing of products designed. manufactured or marketed by PharmaFrontiers; (e) the appropriation to the Director or the diversion to others, directly or indirectly, of any opportunity in which it is known or could reasonably be anticipated that PharmaFrontiers would be interested; and (f) the ownership, directly or indirectly, of a material interest in an enterprise in competition with PharmaFrontiers or its dealers and distributors or acting as a director, officer, partner, consultant, Director or agent of any enterprise which is in competition with PharmaFrontiers or its dealers or distributors.

      7.    Prior Discoveries

      Director has no unpatented inventions and discoveries made or conceived by Director prior to the Effective Date that relate to stem cell isolation, identification and/or expansion and/or cell banking.

      8.    Remedies

      Director and PharmaFrontiers agree that, because damages at law for any breach or nonperformance of this Agreement by Director, while recoverable, are and will be inadequate, this Agreement may be enforced in equity by specific performance, injunction, accounting or otherwise.

      9.    Miscellaneous

      9.1 This Agreement is made and entered into as of the Effective Date and the rights and obligations of the parties hereto shall be binding upon the heirs and legal representatives of the Director and the successors and assigns of PharmaFrontiers. This Agreement may be assigned by PharmaFrontiers (including assignment by operation of law to any successor to the business of PharmaFrontiers by merger, consolidation or other business combination) without the consent of Director but is personal to the Director and no rights, duties, and obligations of Director hereunder may be assigned without the consent of PharmaFrontiers or its assigns, which may be granted or withheld in its sole discretion.

      9.2 No waiver or non-action with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to any breach of the provisions of similar agreements with other Directors shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

      9.3 Should any portions hereof be held to be invalid or wholly or partially unenforceable, such holding shall not invalidate or void the remainder of this Agreement. The portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as it if had never been included herein.

      9.4 Director's obligations under this Agreement to PharmaFrontiers shall survive Director's resignation, removal or failure to be nominated or elected as a member of the Board of PharmaFrontiers.

      9.5 This Agreement supersedes, replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between Director and PharmaFrontiers and constitutes the sole and entire agreement between the Director and PharmaFrontiers with respect to the subject matter of this Agreement.

      9.6 The laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and PharmaFrontiers and Director agree that the state and federal courts in Harris county, Texas, shall have personal jurisdiction and venue over PharmaFrontiers and Director to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.

      9.7 All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have given when mailed by registered mail or certified mail, return receipt requested, as follows:

      If to PharmaFrontiers, to:

      Mr.  Warren  C.  Lau
      PharmaFrontiers  Corporation
      18205  Burkhardt  Road
      Tomball, Texas 77377

      If to Director, to:

      Brian Rodriquez

or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

      9.8 This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and in the case of PharmaFrontiers, by an authorized officer of PharmaFrontiers. Any change or changes, from time to time, in Director's compensation shall not be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

IN WITNESS WHEREOF, the undersigned have hereby caused this Agreement to be effective as of the date first written above.


                                  PharmaFrontiers Corp., a Texas Corporation


                                  By: /s/ Warren Lau
                                      -------------------------------
                                      Warren Lau, President


                                  By: /s/Brian Rodriguez
                                      -------------------------------
                                      Brian Rodriquez